Exhibit 99.1

FOR IMMEDIATE RELEASE:

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3116

kirstie@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

OVERSTOCK.COM ANNOUNCES MANAGEMENT CHANGES

Company appoints co-presidents and two new senior vice presidents

SALT LAKE CITY — Feb. 22, 2013 - Overstock.com, Inc. (NASDAQ: OSTK) announced today several changes in management structure, including the appointment of two co-presidents, Stormy Simon and David Nielsen.

A longtime officer and director of the company, Simon previously served as senior vice president in charge of customer and partner care. As co-president, Simon will retain those responsibilities, and will add oversight of warehouse logistics, press relations, social media, and strategic marketing.  Simon started with Overstock.com in 2001 and has held various marketing positions within the company.  Simon previously managed the company’s marketing program from late 2008 to early 2011.

Nielsen, with Overstock.com since 2009, and most recently as senior vice president of merchandising and supply chain, will retain those responsibilities and will add oversight of the additional areas of international sales, talent management, and information technology.

On February 12, the company announced that Dr. Patrick Byrne, chairman of the board and chief executive officer, would be taking a temporary medical leave of absence as chief executive officer and Jonathan Johnson, president of the company, became acting chief executive officer at that time. With today’s changes, Johnson’s former role as president will transfer, and he will remain acting chief executive officer.

Additionally, the company announced two other management changes: Robert Hughes has been promoted to senior vice president of finance and risk management. Hughes joined Overstock.com in 2008 and most recently served as vice president of finance and accounting.   Hughes will replace outgoing senior vice president of finance and risk management, Stephen Chesnut.  Also announced today, Saum Noursalehi has become senior vice president of marketing, a position formerly held by Timothy Dilworth who will be leaving the company.  Noursalehi has served most recently as vice president of OLabs, an innovative research and development group within the company and previously worked with the Overstock.com marketing department.

“I congratulate these newly promoted officers and managers for their achievements and hard work,” said Patrick Byrne, chairman of the board. “They have made a large contribution to recent company improvements, driving performance gains. The changes announced today will consolidate our gains and continue to move the company forward.”

About Overstock.com

Overstock.com (NASDAQ: OSTK) is an online discount retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars.  Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items.  Main Street Revolution supports small businesses across the United States by providing them a national customer base.  A recent Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites.  The NRF Foundation/American Express Customer Choice Awards ranks Overstock.com #4 in customer service among all U.S. retailers.  Overstock.com sells internationally under the name O.co.  Overstock.com (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

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Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc.  O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, statements regarding the management changes announced and the effects of these changes on company performance. Our Form 10-K for the year ended December 31, 2012, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.